SECOND AMENDMENT TO
PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (the "Amendment") is made as of October __, 2006 among OAKVIEW PLAZA NORTH, LLC, a Nebraska limited liability company, FRANK R. KREJCI, VERA JANE KREJCI, GEORGE W. VENTEICHER AND SUSAN VENTEICHER (collectively, the "Seller") and LIGHTSTONE VALUE PLUS REIT LP ("Purchaser").

RECITALS

Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of September __, 2006, as previously amended by First Amendment thereto dated as of September ___, 2006 (the "Purchase Agreement") regarding that certain shopping center in Omaha, Nebraska known as Oakview North and South (the "Property"),

Seller and Purchaser now desire to amend the Purchase Agreement to clarify certain terms, to delete from the Purchase Agreement a certain unimproved tract of land, to reduce the Purchase Price by reason of such deletion, and to provide an option for Purchaser to acquire such deleted tract of land upon completion of improvements on such real property and the opening for business of a tenant of such real property.

AGREEMENT

For and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Purchaser agree as follows.

1. Section 7(a)(iii) of the Purchase Agreement is amended and restated as follows:

(iii) A copy of all annual income and expense statements, rent rolls, occupancy reports, sales by tenant reports and year end financial statements, rent roll, occupancy report, sale by tenant report, CAM charge analyses and other operating statements for the Property (the "Operating Statements") for the three (3) most recent full calendar years prior to Closing and for all completed months in the current year, and copies of operating budgets for the current fiscal year shall be delivered to Purchaser within five (5) business days of the date hereof.

2. Section 10(h)(i) of the Purchase Agreement is amended and restated as follows:

The tenant estoppel certificates required by Section 8(a)(i) addressed to the Purchaser dated not more than thirty (30) days prior to closing.

3. The second paragraph in Section 12(e) is amended and restated as follows:

To assist the Purchaser in preparing "true up" reconciliations at the end of the CAM Lease Year, the Seller shall deliver to the Purchaser at Closing records of all of the Seller's CAM charge expenditures and reimbursements and an analysis of CAM Charges relative to the terms of each Lease on a Lease by Lease basis.

4. A new paragraph is added to the end of Section 12 of the Purchase Agreement, as follows:

The Seller agrees to prepare a preliminary closing statement, or provide information to the Escrow Agent to prepare a preliminary closing statement, at least five (5) business days prior to closing.

5. The parties agree that there shall be deleted from the description of the Land in Section 2 of the Purchase Agreement the following portion of the Land:

Lot 2, Oak View Plaza (3rd Platting) Replat Four, an Addition to the City of Omaha, County of Douglas, Nebraska ("Deleted Portion").

6. In consideration of the deletion of the Deleted Portion, the parties agree that the Purchase Price as provided in Section 3 of the Purchase Agreement is amended such that the Purchase Price shall be Thirty Two Million Six Hundred Thousand Dollars ($32,600,000).

7. As further consideration for the deletion from the Purchase Agreement of the Deleted Portion of the Land, Seller agrees to continue with negotiations with a prospective tenant for the improvement and leasing of the Deleted Portion it being considered by both Seller and Purchaser to be an enhancement to the Land that the Deleted Portion be developed at the time that the Deleted Portion is acquired by Purchaser from Seller. Should the negotiations with the prospective tenant, ULTA SALON, COSMETICS & FRAGRANCE, INC., result in the leasing of the Deleted Portion, Purchaser agrees to acquire the Deleted Portion from Seller, and Seller agrees to sell the Deleted Portion to Purchaser, for a purchase price to be calculated and at a closing to take place in the following manner and at the following time: The Purchase Price for the acquisition of the Deleted Portion by Purchaser from Seller shall be determined by dividing the Base Rent payable by the tenant obtained by Seller for the Deleted Portion, during the first full year of payment of Base Rent following Commencement of Rent under the lease, by nine and a half percent (9.5%). All items to be pro-rated under the Purchase Agreement for the purchase of the Land shall be similarly pro-rated at the closing of the acquisition of the Deleted Portion by Purchaser from Seller. Closing of the acquisition of the Deleted Portion by Purchaser from Seller shall occur on the date of actual Commencement of Rent under the lease of the Deleted Portion, and when such tenant has executed and delivered to Purchaser an Estoppel Agreement and Subordination, Non-Disturbance and Attornment Agreement in form reasonably satisfactory to Purchaser. The Deleted Portion shall be conveyed by Seller to Purchaser by special warranty deed free and clear of all encumbrances, excepting only those permitted encumbrances as shown on the title commitment for the Land agreed to by Purchaser at the Closing of the sale of the Land under the Purchase Agreement.

In the event that the negotiations with the prospective tenant and Seller do not result in the leasing of the Deleted Portion by the prospective tenant from Seller, Purchaser agrees to acquire the Deleted Portion from Seller, and Seller agrees to sell the Deleted Portion to Purchaser, for a purchase price to be calculated and at a closing to take place in the following manner and at the following time: The Purchase Price for the

acquisition of the Deleted Portion by Purchaser from Seller shall be the sum of Six Hundred Fifty Thousand Dollars ($650,000). All items to be pro-rated under the Purchase Agreement for the purchase of the Land shall be similarly pro-rated at the closing of the acquisition of the Deleted Portion by Purchaser from Seller. Closing of the acquisition of the Deleted Portion by Purchaser from Seller shall occur within thirty (30) days following notice from Seller given to Purchaser that Seller's negotiations did not result in a satisfactory lease on the Deleted Portion. The Deleted Portion shall be conveyed by Seller to Purchaser by special warranty deed free and clear of all encumbrances, excepting only those permitted encumbrances as shown on the title commitment for the Land agreed to by Purchaser at the Closing of the sale of the Land under the Purchase Agreement.

8. A portion of the Land is subject to a mortgage securing a loan from Column Financial, Inc., a Delaware corporation, or its assigns ("Lender") in an original amount of $7,600,000 ("Existing Loan"). Seller shall make all arrangements necessary to defease and discharge the Existing Loan at Closing. The parties understand that the process of defeasance of the loan at Closing will involve tendering to Lender at Closing the full amount required to pay the loan in full including all fees for defeasance, at which time Lender will purchase the required treasuries to replace the Existing Loan, and that the release of the documents and instruments reflecting the Existing Loan will not physically take place until the defeasance process is completed, a process that will require approximately three (3) business days following Closing. All costs associated with the defeasance and pay off of the Existing Loan shall be paid by Seller.

9. Except as modified hereby, the parties ratify and affirm the Purchase Agreement and acknowledge that the Purchase Agreement is in full force and effect.

WITNESS the following signatures:

SELLER:

OAKVIEW PLAZA NORTH, LLC

By: [signature]
Member

By: [signature]
Member

[signature]
Frank R. Krejci

[signature]
Vera Jane Krejci

George W. Venteicher

Susan J. Venteicher

PURCHASER:

LIGHTSTONE VALUE PLUS REIT LP
By: Lightstone Value Plus Real Estate
Investment Trust, Inc., General Partner

By: ______________________
Its: ______________________